 Exhibit 99.1

 IX Acquisition Corp. Announces Shareholder Meeting Results and New Monthly Contribution to be Deposited into Trust Account

LONDON, Dec. 15, 2023 (GLOBE NEWSWIRE) -- IX Acquisition Corp. (NASDAQ: IXAQ) (the “Company”), a blank check company incorporated as a Cayman Islands exempted company, today announced that, on December 11, 2023, it held an extraordinary general meeting in lieu of an annual general meeting of the shareholders (the “Meeting”) to consider and vote on proposals to (i) extend the date by which the Company has to complete a business combination from December 12, 2023, on a monthly basis, up to ten (10) times, until October 12, 2024 (the “Second Extension” and such proposal, the “Second Extension Amendment Proposal”) and (ii) ratify the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “Auditor Ratification Proposal”). At the Meeting, shareholders approved the Second Extension Amendment Proposal and the Auditor Ratification Proposal.

In connection with the approval of the Second Extension Amendment Proposal, the Sponsor agreed to contribute to the Company, as a loan, the lesser of (x) $50,000 or (y) $0.025 for each public share that remains outstanding and was not redeemed in connection with the Second Extension for each calendar month (commencing on December 12, 2023 and on the 12th day of each subsequent month) until April 12, 2024, or portion thereof, that is needed to complete a business combination (such loans, the “Contribution”), which amount will be deposited into the Company’s U.S.-based trust account (the “Trust Account”).

Additionally, in connection with the vote to approve the Second Extension Amendment Proposal, the holders of 1,817,650 public shares properly exercised their right to redeem such shares for cash at a redemption price of approximately $10.99 per share, for an aggregate redemption amount of approximately $19.97 million. Consequently, the Contribution will be $50,000 per month needed for the Company to complete a business combination. The first Contribution was deposited into the Trust Account on December 12, 2023.

About IX Acquisition Corp.

IX Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit https://www.ixacq.com.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Second Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, to which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s shareholder approval of the Second Extension, the Company’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2021 and 2022 under Part I. Item IA. “Risk Factors,” (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended  March 31, 2022, September 30, 2022, March 31, 2023 and September 30, 2023 under Part II. Item IA. “Risk Factors”, (iii) Definitive Proxy Statement on Schedule 14A filed with the SEC on November 24, 2023, and as supplemented on December 6, 2023, the heading “Risk Factors,” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.